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                                                               EXHIBIT 10.4(b)



                                                  December 20, 1993



Kemper Financial Companies, Inc.
1 Kemper Drive
Long Grove, IL  60049

Attention:  John W. Burns
            Treasurer

RE:  Amendment to Purchase Agreement dated October 24, 1986

Gentlemen:

We refer to the above-described Agreement, as amended from time to time (the "Agreement"), between Kemper Financial Companies, Inc. ("Purchaser") and the First National Bank of Chicago ("Bank").

The Purchaser has requested that Sections 3.5 and 3.7 of the Agreement be amended. This is to advise you that the Bank hereby agrees to amend the Agreement as follows:

1. Section 3.5 of the Agreement is amended by deleting it in its entirety and substituting therefor the following:

     "3.5.  (Intentionally Omitted)"

2. Section 3.7 is amended by deleting it in its entirety and substituting therefor the following:

     "3.7. Net Worth. The Purchaser and its subsidiaries will maintain at all time a Consolidated Net Worth of at least $300,000,000. "Consolidated Net Worth" shall be determined in accordance with generally accepted accounting principles except that there shall be excluded from Consolidated Net Worth the effects of unrealized gains or losses on fixed rate securities held as investments by Purchaser or its consolidated subsidiaries."

3. Article IV is amended by adding the following new Section 4.13 thereto:

     "4.13. The Consolidated Indebtedness of Kemper Corporation and its subsidiaries shall exceed 50% of its Consolidated Net Worth."

Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth for such terms in that certain Credit Agreement dated as of November 1, 1993 by and among Kemper Corporation, the Bank, as Administrative Agent, and the banks party thereto (the "Kemper Agreement"). For purposes hereof, such definitions in the Kemper Agreement, together with any related definitions, are hereby incorporated herein by reference, mutatis mutandis, and shall be deemed to continue in effect for the benefit of the Bank (as if it held a Note under the Kemper Agreement), whether or not said provisions otherwise remain in effect and whether or not the

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Kemper Agreement remains in effect or is terminated, provided any amendments or modifications to said definitions in the Kemper Agreement shall be deemed to amend or modify this Agreement.

Except for the amendments herein contained, the terms, conditions and covenants of the Agreement remain in full force and effect and are hereby ratified and confirmed.

If this letter sets forth our agreement regarding the amendments herein contained, please sign and return the enclosed copy of this letter. Upon receipt by the Bank of a copy hereof signed by the Purchaser, these amendments shall be effective as of the date first above written.

                                   Very truly yours,

                                   THE FIRST NATIONAL BANK OF CHICAGO



                                   BY:     /S/CYNTHIA W. PRIESH
                                   TITLE:  Assistant Vice President



Accepted and agreed to:

KEMPER FINANCIAL COMPANIES, INC.

By:     /s/JOHN W. BURNS
TITLE:  Chief Accounting Officer
DATE:   December 23, 1993